Exhibit 99.1

Mobile Visions, Inc.

Financial Statements

For the Years Ended December 31, 2010 and 2009

Mobile Visions, Inc.

Table of Contents

For the Years Ended December 31, 2010 and 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Mobile Visions, Inc.:

We have audited the accompanying balance sheets of Mobile Visions, Inc. (“the “Company”) as of December 31, 2010 and 2009, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mobile Visions, Inc. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a loss from operations and an accumulated deficit of $120,667 at December 31, 2010. As described in Note 1 to the financial statements, this condition, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP
Newport Beach, California
October 4, 2011

Mobile Visions, Inc.
Balance Sheets

	December 31,
	2010	2009
Current assets
Cash	$6,945	$5,695
Accounts receivable	12,417	10,190
Total current assets	19,362	15,885

Equipment, net	5,993	4,862
Intangible assets, net	24,625	10,000
TOTAL ASSETS	$49,980	$30,747

Current liabilities
Accounts payable and accrued expenses	$88,180	$46,153
Accrued interest	13,775	9,775
Deferred revenue	4,692	-
Total current liabilities	106,647	55,928

Note payable - related parties	64,000	64,000
Total liabilities	170,647	119,928

Stockholders' deficit
Common Stock, no par value; 1,000,000 shares authorized, 540,000 issued and outstanding as of December 31, 2010 and 2009, respectively	-	-
Additional paid-in capital	-	23,321
Accumulated deficit	(120,667)	(112,502)
Total stockholders' deficit	(120,667)	(89,181)
TOTAL LIABILITIES & STOCKHOLDERS' DEFICIT	$49,980	$30,747

The accompanying notes are an integral part of these financial statements.

Mobile Visions, Inc.
Statements of Operations

	Year Ended December 31,
	2010	2009

Revenues	$673,618	$631,443
Cost of revenues	243,564	223,504
Gross profit	430,054	407,939

Operating expenses
Selling, general and administrative	428,755	358,207
Depreciation and amortization	5,464	1,744
Total operating expenses	434,219	359,951

Income (loss) from operations	(4,165)	47,988
Interest expense	4,000	4,000
Net income (loss)	$(8,165)	$43,988

The accompanying notes are an integral part of these financial statements.

Mobile Visions, Inc.
Statements of Stockholders’ Deficit
For the Years Ended December 31, 2010 and 2009

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount
Beginning balance December 31, 2008	540,000	$-	$46,440	$(156,490)	$(110,050)
Return of capital	-	-	(23,119)	-	(23,119)
Net income	-	-	-	43,988	43,988
Balance at December 31, 2009	540,000	-	23,321	(112,502)	(89,181)
Return of capital	-	-	(23,321)	-	(23,321)
Net loss	-	-	-	(8,165)	(8,165)
Balance at December 31, 2010	540,000	$-	$-	$(120,667)	$(120,667)

The accompanying notes are an integral part of these financial statements.

Mobile Visions, Inc.
Statements of Cash Flows

	Year Ended December 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(8,165)	$43,988
Adjustments to reconcile net income (loss) from operating activities to net cash provided by operating activities:
Depreciation and amortization	5,464	1,744
Changes in:
Accounts receivable	(2,227)	(2,753)
Accounts payable and accrued expenses	42,027	(8,923)
Accrued interest	4,000	4,000
Deferred revenue	4,692	(2,693)
Net cash provided by operating activities	45,791	35,363

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of property, plant and equipment	(4,220)	(3,849)
Purchase of intangible assets	(17,000)	(10,000)
Net cash used in investing activities	(21,220)	(13,849)

CASH FLOWS FROM FINANCING ACTIVITIES
Return of capital	(23,321)	(23,119)
Net cash used in financing activities	(23,321)	(23,119)

NET INCREASE OR (DECREASE) IN CASH	1,250	(1,605)

CASH AND CASH EQUIVALENTS, beginning of the period	5,695	7,300
CASH AND CASH EQUIVALENTS, ending of the period $	$6,945	5,695

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$-	$-

The accompanying notes are an integral part of these financial statements.

Mobile Visions, Inc.
Notes to Financial Statements

1.	Nature of Operations and Summary of significant accounting policies

Nature of operations

Mobile Visions, Inc. (“the Company”) is a provider of mobile marketing technology that enables enterprises to engage consumers via their mobile phones and other smart devices.  Interactive electronic communications with consumers is a complex process involving communication networks and software.  The Company removes this complexity through its suite of services and technologies thereby enabling brands, marketers, and content owners to communicate with their customers and consumers in general.

Mobile Visions, Inc. was incorporated in December 2006 under the laws of the state of Delaware.

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America.

Going concern

The Company’s financial statements have been prepared assuming that they will continue as a going concern.  Such assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business.   However, the Company has a net working capital deficiency, and has an accumulated deficit of approximately $120,667 as of December 31, 2010.  These factors among others create a substantial doubt about the Company’s ability to continue as a going concern. The Company is dependent upon sufficient future revenues or obtaining financing in order to meet the Company’s operating cash requirements.  Barring the Company’s generation of revenues in excess of its costs and expenses or its obtaining additional funds from equity or debt financing, the Company will not have sufficient cash to continue to fund the operations of the Company through December 31, 2011.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company maintains its cash in bank deposit accounts which at times may exceed federally insured limits. The Company had no cash equivalents as of December 31, 2010 and 2009.

Accounts receivable

Accounts receivable are carried at their estimated collectible amounts. From time to time, the Company may have a limited number of customers with individually large amounts due.  Any unanticipated change in one of the customer’s credit worthiness could have a material effect on the Company’s operations of the period in which such changes or events occurred.  The Company did not have an allowance for doubtful accounts at December 31, 2010 and 2009.

Equipment

Equipment is stated at cost, and consists primarily of computer equipments. The assets are depreciated using the straight-line method over three years. Costs incurred for maintenance and repairs are expensed as incurred. Expenditures for major replacements and improvements are capitalized. Depreciation expense totaled $3,089 and $1,744 for the years ended December 31, 2010 and 2009, respectively.

Intangible Assets

Intangible assets consist of domain names acquired from Millennium Studios, LLC, one of the Company’s related parties (See Note 3, Related Parties Transactions). The Company amortizes the capitalized domain names on a straight-line basis over a period of six years, management’s estimated useful life of the assets.

Long-Lived Assets

In accordance with ASC 350-30, the Company evaluates long-lived assets, including intangible assets with finite lives, for impairment whenever events or changes in circumstances indicate their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. The Company’s management currently believes there is no impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company’s products under development will continue. Either of these could result in future impairment of long-lived assets.

Fair value of financial instruments

Accounting Standards Codification subtopic 820-10, Fair Value Measurements and Disclosures ("ASC 820-10"), defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” The definition is based on an exit price rather than an entry price, regardless of whether the entity plans to hold or sell the asset. This guidance also establishes a fair value hierarchy to prioritize inputs used in measuring fair value as follows:

●	Level 1. Observable inputs such as quoted prices in active markets;
●	Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and
●	Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Since October 1, 2008, the Company adopted Accounting Standards Codification subtopic 820-10, Fair Value Measurements and Disclosures ("ASC 820-10") and Accounting Standards Codification subtopic 825-10, Financial Instruments ("ASC 825-10"), which permits entities to choose to measure many financial instruments and certain other items at fair value. Neither of these statements had an impact on the Company's financial position, operations or cash flows. The carrying value of cash and cash equivalents, accounts payable, accrued liabilities and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.

Revenue recognition

Revenue is principally derived from subscription fees from the Company’s customers.  The subscription fee is billed on a month to month basis with no contractual term and is collected by credit card.  Revenue is recognized at the time that the services are rendered and the selling price is fixed with a set range of plans and collection is reasonably assured.  Cash received in advance of the performance of services is recorded as deferred revenue.  Deferred revenues totaled $4,692 and $0  as of  December 31, 2010 and December 31, 2009, respectively..

Income taxes

The Company incorporated as an S corporation. In lieu of corporation income taxes, the stockholders are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements.

For state income tax purpose, the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities are recognized as deferred tax assets and liabilities.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the year plus or minus the change during the year in deferred tax assets and liabilities.

The Company follows FASB guidance on uncertain tax positions and has analyzed its filing positions in all the state jurisdictions where it is required to file income tax returns, as well as all open tax years in those jurisdictions. The Company files income tax returns in the state jurisdictions where it conducts business. It is not subject to income tax examinations by US federal, state and local tax authorities for years before 2005. The Company believes that its income tax filing positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material adverse effect on its financial position, results of operations, or cash flows. Therefore, no reserves for uncertain income tax positions have been recorded. The Company does not expect its unrecognized tax benefits to change significantly over the next twelve months.

The Company’s policy for recording interest and penalties associated with any uncertain tax positions is to record such items as a component of income before taxes. Penalties and interest paid or received, if any, are recorded as part of other operating expenses in the statement of operations.

Recently adopted accounting pronouncements

Accounting standards promulgated by the FASB are subject to change.  Changes in such standards may have an impact on the Company’s future financial statements.  The following are a summary of recent accounting developments.

In June 2009, the FASB issued additional guidance which requires an enterprise to determine whether its variable interest or interests give it a controlling financial interest in a variable interest entity.  The primary beneficiary of a variable interest entity is that the enterprise that has both (1) the power to direct the activities of a variable interest entity that most significantly impact the entity's economic performance, and (2) the obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity.  The guidance also requires ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity.  The new guidance was effective for the Company beginning January 1, 2010.  The adoption of this guidance did not have a material impact on its financial statements.

In January 2010, the FASB issued revised authoritative guidance that requires more robust disclosures about the different classes of assets and liabilities measured at fair value, the valuation techniques and inputs used, the activity in Level 3 fair value measurements, and the transfers between Levels 1, 2 and 3. This guidance is effective for interim and annual reporting periods beginning after December 15, 2009 (which is January 1, 2010 for the Company) except for the disclosures about purchases, sales, issuances, and settlements in the roll forward activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years (which is January 1, 2011 for the Company). Early application is encouraged. The revised guidance was adopted as of January 1, 2010. The adoption of this guidance did not have a material impact on the Company’s financial position, results of operations and cash flows.

In December 2010, the FASB issued FASB ASU No. 2010-28, “When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts,” which is now codified under FASB ASC Topic 350, “Intangibles — Goodwill and Other.” This ASU provides amendments to Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not a goodwill impairment exists. When determining whether it is more likely than not an impairment exists, an entity should consider whether there are any adverse qualitative factors, such as a significant deterioration in market conditions, indicating an impairment may exist. FASB ASU No. 2010-28 is effective for fiscal years (and interim periods within those years) beginning after December 15, 2010. Early adoption is not permitted. Upon adoption of the amendments, an entity with reporting units having carrying amounts which are zero or negative is required to assess whether is it more likely than not the reporting units’ goodwill is impaired. If the entity determines impairment exists, the entity must perform Step 2 of the goodwill impairment test for that reporting unit or units. Step 2 involves allocating the fair value of the reporting unit to each asset and liability, with the excess being implied goodwill. An impairment loss results if the amount of recorded goodwill exceeds the implied goodwill. Any resulting goodwill impairment should be recorded as a cumulative-effect adjustment to beginning retained earnings in the period of adoption. This ASU is not expected to have any material impact to the Company’s financial statements.

In May 2011, the FASB issued ASU No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. This update clarifies the application of certain existing fair value measurement guidance and expands the disclosures for fair value measurements that are estimated using significant unobservable (Level 3) inputs. This update is effective on a prospective basis for annual and interim reporting periods beginning on or after December 15, 2011, which for the Company is January 1, 2012. The Company does not expect that adopting this update will have a material impact on its financial statements.

2.	Equipment, net

Equipment consists of the following as of December 31:

	2010	2009
Computers and equipment	$11,378	$7,158
Less: Accumulated depreciation	(5,385)	(2,296)
Total Equipment, net	$5,993	$4,862

3.	Intangible assets, net

Intangible assets consist of the following as of December 31:

	2010	2009
Domain name	$10,000	$27,000
Less: Accumulated amortization	-	(2,375)
Total Intangible asset, net	$10,000	$24,625

4.	Related parties transactions

During the fiscal year 2006, the Company, in exchange of a convertible promissory note in the amount of $14,000, borrowed the same amount from Greg Harris, the Company’s Chief Executive Officer and shareholder.  The promissory note carries an annual interest rate of 6.25% with a maturity date of December 31, 2011.  The promissory note is convertible into common shares of the Company at the fixed conversion price of $0.14 per share.  As of December 31, 2010 and December 31, 2009, accrued interest outstanding on this note totaled $3,512 and $2,637.  During the fiscal years 2007 and 2008, the Company, in exchange of a convertible promissory note in the amount of $50,000, borrowed the same amount from Gary Laden, an employee of the Company.  The promissory note carries an annual interest rate of 6.25% with a maturity date of December 31, 2011.  The promissory note is convertible into common shares of the Company at the fixed conversion price of $0.14 per share.  As of December 31, 2010 and December 31, 2009, accrued interest outstanding on this note totaled $10,263 and $7,138, respectively.  See Note 6 for further discussion.

The Company’s Chief Executive Officer and sole shareholder, Greg Harris, is also the owner of Millennium Studios, LLC.  During the year 2010 and 2009, the Company paid $17,000 and $10,000, respectively, to Millennium Studios, LLC to acquire certain domain names. In addition, the Company also paid $15,726 and $17,500 for licensing fees.  The licensing fees are reflected in cost of revenues on the accompanying statement of operations.

5.	Commitments and contingencies

During the ordinary course of business, the Company encounters various legal claims which, in the opinion of management, will not materially affect the Company.

The Company leases office space in New Jersey under an operating lease expiring in July 2011. The Company is required to pay monthly rental payments of approximately $1,050. Total rent expense for the year ended December 31, 2010 and December 31, 2009 totaled approximately $21,000 and $14,000, respectively. Minimum future lease payments under this operating lease as of December 31, 2010, in the aggregate totaled approximately $7,500.

The Company enters into a license agreement with Millennium Studio, LLC, one of its related parties, for an exclusive worldwide right to commercialize certain mobile technology in all current and potential fields of use. The Company is required to pay $7,000 per calendar year, due by the 31st of December of the calendar year. The term of the agreement is expiring in 2011. The Company may extend additional five year term by providing written notice within thirty days prior to the expiration. Minimum future license fees under this agreement without considering the renewal term totaled $7,000 as of December 31, 2010.

6.	Stockholders’ equity

The Company is authorized to issue 1,000,000 shares of no par common stock.  There were 540,000 shares issued and outstanding at December 31, 2010 and 2009, respectively.  During the year 2010 and 2009, the Company returned capital in the amount of $23,321 and $23,119, respectively.

7.	Subsequent events

During 2011, the convertible promissory note holders converted $64,000 of principal into 460,000 common shares of the Company’s common stock.  Pursuant to the conversion terms of the note, the conversion price was $0.14 per common share.

During the fiscal year 2011, the Company borrowed $30,000 from Leon Harris, a relative of the Company’s Chief Executive Officer and shareholder, and in exchange issued a convertible promissory note in the amount of $30,000.  The promissory note carries an annual interest rate of 6.00% with a maturity date of April 18, 2011.  The promissory note is convertible into common shares of the Company at the fixed conversion price of $0.14 per share.

On April 1, 2011, the Company sold substantially all of the assets of the Company to CommerceTel Corporation (“CommerceTel”).  The consideration received pursuant to the sale of assets consisted of 1,000,000 shares of CommerceTel’s common stock, $64,969 in cash at closing and a secured subordinated promissory note in the principal amount of $606,064.  The promissory note earns interest at 6.25% per annum; is payable in six quarterly installments of $105,526 (inclusive of interest) starting May 1, 2011; matures on August 1, 2012; is secured by the assets sold to CommerceTel.